UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WIDFIT INC.

(Exact name of registrant as specified in its charter)

Nevada	38-4045138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jabotinsky Street 3

Hod Hasharon, Israel 4530803

(Address of principal executive offices, including zip code)

(725) 297-0270

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-263379 (Form S-1)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s common stock to be registered hereunder is set forth under the caption “DESCRIPTION OF SECURITIES” in the registrant’s Registration Statement on Form S-1 (File No. 333-263379), originally filed with the Securities and Exchange Commission on March 9, 2022, as amended, which was declared effective by the Commission on May 16, 2022, and in the related prospectus filed pursuant to Rule 424(b)(3) on May 19, 2022. Such description is incorporated herein by reference.

As of the date of this Registration Statement, the registrant has 75,000,000 shares of common stock, par value $0.001 per share, authorized, of which 7,820,000 shares are issued and outstanding.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1

Articles of Incorporation of WidFit Inc., as filed with the Nevada Secretary of State (incorporated by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1, File No. 333-263379, filed with the Commission on March 9, 2022).

3.2	Bylaws of WidFit Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1, File No. 333-263379, filed with the Commission on March 9, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WIDFIT INC.

Date: October 25, 2026

By: /s/ Shahira Wely

Shahira Wely

Chief Executive Officer, President, Treasurer, and Director